SPEAKER BIOGRAPHIES

February 26, 2019

JPMorgan Chase & Co.



Jamie Dimon

Chairman & Chief Executive Officer

Jamie Dimon is Chairman of the Board and Chief Executive Officer of JPMorgan Chase & Co., a global financial services firm with assets of $2.6 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers, small business, commercial banking, financial transaction processing and asset management.

Dimon became CEO on January 1, 2006 and one year later also became Chairman of the Board. He was named President and Chief Operating Officer upon the company's merger with Bank One Corporation on July 1, 2004. Dimon joined Bank One as Chairman and CEO in 2000.

Dimon began his career at American Express Company. Next, he served as Chief Financial Officer and then President at Commercial Credit, which made numerous acquisitions and divestitures, including acquiring Primerica Corporation in 1987 and The Travelers Corporation in 1993. Dimon served as President and Chief Operating Officer of Travelers from 1990 through 1998 while concurrently serving as Chief Operating Officer of its Smith Barney Inc. subsidiary before becoming co-Chairman and Co-CEO of the combined brokerage following the 1997 merger of Smith Barney and Salomon Brothers. In 1998, Dimon was named President of Citigroup Inc., the global financial services company formed by the combination of Travelers Group and Citicorp.

Dimon earned his bachelor's degree from Tufts University and holds an MBA from Harvard Business School. He serves on the boards of directors of a number of non-profit institutions including the Bank Policy Institute and Harvard Business School. Additionally, he is the Chairman of the Business Roundtable and serves on the executive committee of the Business Council and the Partnership for New York City, and is a member of the Financial Services Forum and Council on Foreign Relations.



Marianne Lake

Chief Financial Officer

Marianne Lake is the Chief Financial Officer of JPMorgan Chase & Co. and a member of the Firm's Operating Committee.

Previously, Lake was the Chief Financial Officer of Consumer & Community Banking from 2009 to 2012. She served as the Investment Bank's Global Controller from 2007 to 2009 and managed global financial infrastructure and control programs as part of the Corporate Finance group from 2004 to 2007.

Prior to 2004, Lake worked at both Chase and J.P. Morgan in London. At Chase, she was the Senior Financial Officer in the U.K. and at J.P. Morgan she was the Chief Financial Officer for the Credit Trading business. Lake started her career as a chartered accountant at PricewaterhouseCoopers in the London and Sydney offices.

Lake received a Bachelor of Science in Physics from Reading University in the U.K. She is on the Board of Directors for the JPMorgan Chase & Co. Foundation, as well as the New York City Ballet. Lake is also the co-founder of the Women on the Move initiative and the Operating Committee sponsor of the Women on the Move Interactive Network, the employee Business Resource Group.



Daniel Pinto

Co-President, Co-Chief Operating Officer of JPMorgan Chase & Co. and Chief Executive Officer of the Corporate & Investment Bank

Daniel Pinto is Co-President and Co-Chief Operating Officer of JPMorgan Chase & Co., a leading global financial services firm, and a member of its Operating Committee. He is also Chief Executive Officer of its Corporate & Investment Bank, an industry leader in investment banking, trading markets and investor services.

Daniel has spent his career at JPMorgan Chase & Co. and its predecessor companies. He began as a financial analyst and foreign exchange trader at Manufacturers Hanover in 1983 in Buenos Aires. In 1992, he was appointed head of Sales for Chemical Bank, responsible for clients in Argentina, Uruguay and Paraguay. Shortly after, he became head trader and Treasurer of Chemical Bank in Mexico. Daniel moved to London in 1996 to oversee local markets in Eastern Europe, the Middle East, Africa and Asia for Chase Manhattan, later taking charge of the markets side of the Firm's emerging-market business.

In early 2006, Daniel was made global head of Emerging Markets. He was given added responsibility for the Global Credit Trading & Syndicate business in early 2008. In 2009, he was made co-head of Global Fixed Income for the Investment Bank before becoming sole head of the group in 2012. He was also made co-CEO of the Corporate & Investment Bank in 2012, and became sole CEO in 2014. In January 2018, he was named Co-President and Co-Chief Operating Officer of JPMorgan Chase & Co., to work closely with the CEO and the Board to identify and pursue critical firmwide opportunities.

Daniel holds a bachelor's degree in Public Accounting and Business Administration from Universidad Nacional de Lomas de Zamora in Buenos Aires. He is a member of the Board of Directors of the Institute of International Finance.



Gordon Smith

Co-President, Co-Chief Operating Officer of JPMorgan Chase & Co. and Chief Executive Officer of Consumer & Community Banking

Gordon Smith became Co-President and Co-Chief Operating Officer of JPMorgan Chase & Co. in 2018. He reports to Chairman and Chief Executive Officer Jamie Dimon and is a member of the Firm's Operating Committee.

He is also the Chief Executive Officer of Consumer & Community Banking, a leading provider of banking, credit cards, auto finance, payments, mortgages, and investment advice. Its ~130,000 employees serve ~62 million households including ~4 million small businesses through ~5,000 bank branches and ~16,000 ATMs across 27 U.S. states and D.C. Chase is also the #1 U.S. credit card issuer, a top auto lender and a top U.S. mortgage originator and servicer. Chase.com is the most-visited banking portal in America, as more than 49 million customers access the bank's digital channels regularly, including more than 33 million mobile users.

Smith joined Chase in 2007. He served first as Chief Executive Officer of Card and then of the Card, Merchant Services and Auto businesses before taking over Consumer & Community Banking in 2012.

Before joining Chase, he spent more than 25 years at American Express, where he led and managed several businesses, including the U.S. Domestic Consumer Card Business. From August 2005 until June 2007, he was President of the Global Commercial Card business.

Smith serves on the Board of Directors for Nordstrom Inc. He holds a master's degree from the Thunderbird School of Global Management.

He is married with two grown children and lives in New Jersey.



Mary Callahan Erdoes

Chief Executive Officer of Asset & Wealth Management

Mary Callahan Erdoes is Chief Executive Officer of J.P. Morgan's Asset & Wealth Management division, a global leader in investment management and private banking with $2.7 trillion in client assets. She is also a member of JPMorgan Chase & Co.'s Operating Committee.

Ms. Erdoes joined J.P. Morgan in 1996 from Meredith, Martin & Kaye, a fixed income specialty advisory firm. Previously, she worked at Bankers Trust in corporate finance, merchant banking and high yield debt underwriting.

Ms. Erdoes is a board member of Robin Hood, the U.S. Fund for UNICEF, and the U.S.-China Business Council. She also serves on the Federal Reserve Bank of New York's Investor Advisory Committee on Financial Markets.

Ms. Erdoes is a graduate of Georgetown University (B.S., Mathematics) and Harvard Business School (M.B.A.). She lives in New York City with her husband and three daughters.



Douglas Petno

Chief Executive Officer of Commercial Banking

Doug Petno is the Chief Executive Officer of Commercial Banking, one of the Firm's four lines of business. He reports to Jamie Dimon, Chairman and CEO, and is a member of the Firm's Operating Committee.

Commercial Banking has more than 10,000 professionals located in 130 locations across the U.S. and 26 major international cities. Commercial Banking delivers industry leading capabilities and comprehensive financial solutions, including investment banking, treasury services, merchant services, and commercial lending. The business serves more than 17,000 clients, including mid-sized businesses and corporations, government entities and not-for-profit organizations and more than 34,000 real estate investors/owners.

Petno has more than 29 years of experience at the Firm. Prior to his current role, Doug was Global Head of J.P. Morgan's Natural Resources Investment Banking Group, where he oversaw client coverage for Oil & Gas, Power & Utilities, Chemicals, Metals & Mining, Building Products, and Paper & Packaging. He joined Commercial Banking in 2010 as Chief Operating Officer and then became the Chief Executive Officer in 2012.

Petno recently joined The Nature Conservancy Board of Directors and is Vice Chairman of NatureVest, an initiative to advance impact investing in conservation. Petno is on the Board of the American Bankers Association and is actively engaged with the members on key issues facing the banking industry. He also serves on the Board of Directors for the J.P. Morgan Chase & Co. Foundation. He received an A.B. degree in Biology from Wabash College and holds a Master of Business Administration from the University of Rochester's Simon School of Business.



Troy Rohrbaugh

Head of Global Markets

Troy Rohrbaugh is the head of Global Markets for J.P.Morgan, the industry's largest trading franchise, and a leader in both Equities and Fixed Income. He is a member of the Corporate & Investment Bank Management Team.

Prior to his current role, Troy was the head of Macro Markets, which includes the Rates, Foreign Exchange, Emerging Markets and Commodities businesses.

Troy has worked in the financial industry for more than 25 years and has managed businesses in New York, London and Asia. During his career, he has taken active roles in key industry organizations, including as the Chair of the New York Federal Reserve Foreign Exchange Committee. He has also served as the chair of the Global Financial Markets Association's (GFMA) Foreign Exchange Group and as a member of the Bank of England's Joint Standing Committee.

Troy joined J.P.Morgan in 2005 as a managing director and global head of Foreign Exchange Derivatives. He began his career on the Philadelphia Stock Exchange, trading options for CooperNeff, a specialist firm acquired by Banque Nationale in 1995. He led Banque Nationale's Asia Foreign Exchange Options business before joining Goldman Sachs, where he managed the North American Foreign Exchange Options business.

Troy graduated from the Gilman School in 1988 and Johns Hopkins University in 1992 with a B.A. in Political Science. He is a member of the Johns Hopkins University Krieger School of Arts and Sciences Advisory Board, a member of the Board of Trustees of the Gilman School and a Founding member and Advisory Board member of The Frannie Foundation. Troy lives in New York with his wife and their two sons.



Takis Georgakopoulos

Head of Wholesale Payments

Takis Georgakopoulos is head of Wholesale Payments for J.P. Morgan, a business that combines cash management, payment solutions and merchant services to corporate clients, financial institutions and governments. In this role, he also oversees the Product, Client Service & Implementations and Sales teams globally.

Prior to this role, Takis led Treasury Services for two years, a business that provides all aspects of cash management solutions for client treasurers. From 2012 to 2017, he served as the head of CIB Strategy and Chief of Staff, developing and executing the Firm's strategic initiatives. Before that, Takis spent four years in London building J.P. Morgan's Global Corporate Bank, first as Chief Financial Officer and then as global head of Coverage for Multinational clients. Takis first joined J.P. Morgan in 2007 as head of Corporate Strategy. In that role, he was responsible for addressing a broad range of strategic issues impacting the Firm, including those resulting from the financial crisis of 2008-09 and M&A activity during the same period.

Before J.P. Morgan, Takis was a partner at McKinsey & Company in New York, where he advised U.S. banks and Asset Managers, and helped lead McKinsey's Asset Management and Retirement practice.

Takis has a Ph.D. in Mathematical Economics from the Technical University of Athens, an MA in Mathematics of Finance from Columbia University and an undergraduate degree in Electrical Engineering and Computer Science. During his Ph.D., he worked as a researcher for the European Commission helping to evaluate the economic impact of European integration and environmental regulation.



Thasunda Brown Duckett

Chief Executive Officer of Consumer Banking

Thasunda Brown Duckett is the Chief Executive Officer of Consumer Banking. She is a member of the Consumer & Community Banking Leadership Committee.

Chase is one of the largest U.S. providers of banking, lending, treasury, wealth management and investment services. Duckett oversees a banking network with more than $800 billion in deposits and investments, ~5,000 branches, ~16,000 ATMs and more than 48,000 branch employees – including more than 3,000 financial advisors – serving more than 25 million households nationwide. From 2013 - 2016, Duckett was the Chief Executive Officer of Auto, one of the leading bank providers of auto financing in the country with a portfolio of more than $80 billion in loan and lease assets and relationships with 75% of U.S. franchised automotive dealers. Under her leadership, Auto moved from #27 in the JD Power Dealer Financing Satisfaction Survey to #1 in Prime and Non-Prime. She broadened its dealer partnerships and launched Chase Auto Direct, the bank's new direct-to-consumer business.

Prior to Auto, Duckett served as the National Retail Sales Executive for Home Lending, where she managed 4,000 mortgage bankers who provide home financing to customers across the nation. She was previously Head of Home Lending's East Region Sales team for three years. She has also served as the Channel Executive of Bank Branch Integration and as Director of Affordable Lending and Emerging Markets. Before joining JPMorgan Chase & Co. in 2004, Duckett was a Director of Emerging Markets at Fannie Mae, where she led the implementation of national strategies designed to increase homeownership among African Americans and Hispanics across the country.

Duckett has been recognized widely as a leading executive in the financial industry. She was named as a "Top 100 Leading Female Executive" by Automotive News; one of the most powerful women in banking by American Banker magazine; one of the 50 most powerful women in corporate America by Black Enterprise magazine and among the top most influential blacks in corporate America by Savoy magazine. Duckett is a founding member of the Firm's Women on the Move initiative, Advancing Black Pathways and an Executive Sponsor of The Fellowship Initiative. The enrichment program, run by JPMorgan Chase & Co., offers young men of color academic, social and emotional support to help them achieve personal and professional success.

Duckett is originally from Texas. She holds a Bachelor's degree in Finance and Marketing from the University of Houston, and an MBA from Baylor University. She is married and has four children. She and her family live in Connecticut.



Mike Weinbach

Chief Executive Officer of Home Lending

Mike Weinbach is the Chief Executive Officer of Home Lending.

Chase is one of the largest U.S. providers of banking, lending, treasury, wealth management and investment services. Chase serves ~62 million households, including consumers, small businesses, mid-size companies, corporations, financial institutions, nonprofits and governments. Chase's Home Lending business is the second largest in the U.S.

In Mike's previous role as Head of Servicing, he managed a portfolio of more than 6 million mortgages representing a combined balance of more than $900 billion. Prior to joining Home Lending, Mike was responsible for Sales in Consumer Banking and held a similar role in Business Banking. He also served as Chief Financial Officer for Consumer Banking and Product & Pricing Chief Financial Officer in Auto.

Prior to Chase, he operated a small business specializing in workforce motivational products and services and worked at Citigroup in New York.

Mike graduated from the Wharton School at the University of Pennsylvania and earned his MBA at Harvard Business School.



Jennifer Piepszak

Chief Executive Officer of Card Services

Jennifer Piepszak is the Chief Executive Officer of Card Services, which includes Chase's consumer and small business businesses, as well as the largest co-brand credit card business in the world. Chase is the number one credit card issuer in the United States based on sales volume and leads the industry in loans with more than $155 billion in outstandings.

Jenn has been with JPMorgan Chase & Co. for 25 years, the last eight in the Firm's Consumer & Community Banking division. Prior to becoming Chief Executive Officer of Card Services in February 2017, Jenn was Chief Executive Officer of Business Banking which serves more than 2.5 million U.S. small business households and was Chief Financial Officer of Home Lending prior to that.

During Jenn's first 17 years at the Firm, she held progressively responsible roles in the Corporate & Investment Bank serving as Controller for Global Equities and Prime Services, Chief Financial Officer and Controller for the Proprietary Positioning Business and Principal Investments Management, and Chief Financial Officer for the Investment Bank Credit Portfolio as well as several Fixed Income markets businesses.

A member of the Board of Directors of the United Way of New York City and the Executive Committee of the American Bankers Association's Card Policy Council, Jenn holds a Bachelor of Science degree from Fairfield University. She and her husband have three children and live in New Jersey.